TIFF INVESTMENT PROGRAM, INC.

                      Certificate of Treasurer

         I, William E. Vastardis, do hereby certify that I am the Treasurer of TIFF Investment Program, Inc. a Maryland corporation (the "Company"), and, in connection with the filing on behalf of the Company of a Rule 24f-2 Notice, as such term is defined in the Investment Company Act of 1940, as amended, I do hereby further certify that the Company sold the following total of shares which include shares sold through dividend reinvestment: the Company sold a total of 3,819,370 shares of its TIFF U.S. Equity Fund, 3,335,133 shares of its TIFF International Equity Fund, 2,188,502 shares of its TIFF Emerging Markets Fund, 6,406,426 shares of its TIFF Bond Fund, 4,674,846 shares of its TIFF Short-Term Fund, and 18,950,359 of its Multi-Asset Fund, each having a par value of $.001 per share (collectively, the "Shares"), during the fiscal year ended December 31, 1997, for which the Company received payment in full of cash consideration in excess of par value prior to the issuance of the Shares in accordance with the resolutions authorizing their sale, and I do hereby further certify that the Company had a total of 16,328,937 shares of its TIFF U.S. Equity Fund, 20,473,751 shares of its TIFF International Equity Fund, 10,356,656 shares of its TIFF Emerging Markets Fund, 16,921,548 shares of its TIFF Bond Fund, 3,459,841 shares of its TIFF Short-Term Fund, and 32,824,782 shares of its TIFF Multi-Asset Fund outstanding on December 31, 1997. I also certify that at no time during the fiscal year ended December 31, 1996 did the Company have in excess of 500,000,000 shares of its TIFF U.S. Equity Fund Stock issued and outstanding, nor did it have in excess of 500,000,000 shares of its TIFF International Equity Fund Stock issued and outstanding, nor did it have in excess of 500,000,000 shares of its TIFF Emerging Markets Fund Stock issued and outstanding, nor did it have in excess of 500,000,000 shares of its TIFF Bond Fund, nor did it have in excess of 500,000,000 shares of its Short-Term Fund, and nor did it have in excess of 500,000,000 shares of its TIFF Multi-Asset Fund.
         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 27th day of March, 1998.


----------------------------

William E. Vastardis

Treasurer